Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Pharmaceuticals to Present at Upcoming
Healthcare Conferences
Mountain View, California — September 7, 2010 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that the company will participate in two investor conferences in September:
•	The Rodman & Renshaw Annual Global Investment Conference. The Alexza presentation will be on Tuesday, September 14, 2010 at 3:40 pm ET. The presentation will be webcast from The New York Palace hotel in New York, New York.

•	The JMP Securities Healthcare Conference. The Alexza presentation will be on Monday, September 27, 2010 at 2:00 pm ET. The presentation will be webcast from The New York Palace hotel in New York, New York.
“The PDUFA goal date for our AZ-004 (Staccato loxapine) NDA is October 11, 2010. During the past several months, the FDA has conducted and completed NDA-based inspections of our manufacturing facility, and several clinical and non-clinical sites, which appear to be part of the normal course of the ongoing NDA review,” said Thomas B. King, Alexza President and CEO. “As we approach the PDUFA goal date, we expect continued interaction and contact with the FDA regarding our NDA submission. We are not planning on making any specific comments on the details of these interactions unless we feel we have material information that will impact our PDUFA date.”
To access the presentations via the Web, please go to the Investor Relations tab at www.alexza.com. A replay of each webcast will be made available approximately 24 hours after the live presentation and each replay will be archived for 14 days.
About Alexza Pharmaceuticals, Inc.
Alexza Pharmaceuticals is a pharmaceutical company focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s technology, the Staccato® system, vaporizes unformulated drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. (Click here to see an animation of how the Staccato system works.)
AZ-004 (Staccato loxapine) is Alexza’s lead program, which is being developed for the rapid treatment of agitation in schizophrenic or bipolar disorder patients. Alexza has completed and announced positive results from both of its AZ-004 Phase 3 clinical trials, submitted a New Drug Application in December 2009, and has a Prescription Drug User Fee Act (PDUFA) goal date of October 11, 2010. In February 2010, Alexza established a partnership with Biovail Laboratories International SRL, a subsidiary of Biovail Corporation, to develop and commercialize AZ-004 in the U.S. and Canada.
Alexza recently announced that it plans to advance AZ-007 (Staccato zaleplon) into Phase 2 clinical development with the first Phase 2 clinical trial projected to begin in 1H 2011. AZ-007 is being developed for the treatment of insomnia in patients who have difficulty falling asleep, including those patients who awake in the middle of the night and have difficulty falling back asleep.
For more information about Alexza, the Staccato technology or the Company’s development programs, please visit www.alexza.com.
Safe Harbor Statement
The anticipated presentations will contain forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	Thomas B. King	August J. Moretti
	President and CEO	Senior Vice President and CFO
	650.944.7634	650.944.7788
	tking@alexza.com	amoretti@alexza.com